Exhibit 99.1

CONTACTS:	Dennis Oates	Douglas McSorley	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS PRELIMINARY FOURTH QUARTER 2012 RESULTS

BRIDGEVILLE, PA, January 18, 2013 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that based on preliminary results, it expects sales for the fourth quarter of 2012 to approximate $47 million and earnings per diluted share to approximate $0.15 to $0.17. The Company will report its fourth quarter and full year 2012 results on Tuesday, January 29th.

Chairman, President and CEO Dennis Oates commented: “While we anticipated that sales in the fourth quarter would not match those of the 2012 third quarter, our fourth quarter results are lower than expected. Year-end order entry remained weak. Our backlog at quarter-end was $51.7 million compared with $65.9 million at the end of the third quarter. With reduced shipment volume and the continuing ramp-up of North Jackson, our consolidated operating margin in the fourth quarter was approximately 4%.

“Activity levels were down across most of our end markets as customers continued to reduce inventories in the face of economic uncertainty. We are continuing to make progress in both our North Jackson operation and company-wide, strengthening our ability to capitalize on demand recovery as soon as it occurs.”

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, petrochemical and heavy equipment manufacturing. Established in 1994, our experience, technical expertise, and dedicated workforce stand committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the

Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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